Exhibit 23.4

Merced Office 711 West 19th Street, Merced, CA 95340 (209) 384-1050, Fax: (209) 384-7061
American AgAppraisal

December 18, 2014

Board of Directors

American Farmland Company

10 East 53rd Street

New York, NY 10543

Members of the Board:

We hereby consent to the use of our firm’s name (including under the heading “Experts”) in a Registration Statement on Form S-11, and amendments thereto, filed or to be filed by American Farmland Company with the U.S. Securities and Exchange Commission (the “Registration Statement”). Additionally, we consent to the summary of, and reference to, any appraisal reports produced by our firm, American AgAppraisal for properties purchased by American Farmland Company in such filings and amendments, including the prospectus of American Farmland Company contained therein. We consent to the reference to any updated appraisal information we provide on these properties. We further consent to the filing of this letter as an exhibit to the Registration Statement.

Sincerely,

/s/ Richard Bell
Richard Bell, ARA
AG034972 (State of CA)
American AgAppraisal